SIXTH AMENDMENT TO CREDIT AGREEMENT

          THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this "Sixth Amendment") is made and entered into as of July 9, 1999 among DANKA BUSINESS SYSTEMS PLC, a limited liability company incorporated in England and Wales (Registered Number 1101386) ("Danka PLC"), DANKALUX SARL & CO. SCA, a Luxembourg company ("Dankalux"), and DANKA HOLDING COMPANY, a Delaware corporation ("Danka Holding") (Danka PLC, Dankalux and Danka Holding are herein each a "Company" and collectively the "Companies"), AMERICAN BUSINESS CREDIT CORPORATION, AMERITREND CORPORATION, CORPORATE CONSULTING GROUP, INC., D.I. INVESTMENT MANAGEMENT, INC., DANKA IMAGING DISTRIBUTION, INC., DANKA MANAGEMENT COMPANY, INC., DANKA OFFICE IMAGING COMPANY, DYNAMIC BUSINESS SYSTEMS, INC., HERMAN ENTERPRISES, INC. OF SOUTH FLORIDA, QUALITY BUSINESS, INC. (collectively with Danka Holding, the "Grantors"), the entities listed on the signature pages hereof as International Swing Line Borrowers (collectively the "International Borrowers" and together with the Grantors and the Companies, the "Danka Parties"), BANK OF AMERICA, NATIONAL ASSOCIATION (formerly known as NationsBank, National Association, a national banking association formerly known as NationsBank, National Association (Carolinas)), each other Bank listed on the signature pages hereof (each individually, a "Bank" and collectively, the "Banks"), and BANK OF AMERICA, NATIONAL ASSOCIATION (formerly known as NationsBank, National Association), in its capacity as agent for the Banks (in such capacity, the "Agent");

                       W I T N E S S E T H:

          WHEREAS, the Companies, the Banks and the Agent have entered into a Credit Agreement as of December 5, 1996, as amended and supplemented by a First Amendment dated December 5, 1997, a Second Amendment dated July 28, 1998, a Third Amendment dated as of December 31, 1998, a Fourth Amendment dated March 29, 1999 (the "Fourth Amendment"), a Fifth Amendment dated as of June 15, 1999 (the "Fifth Amendment"), a Waiver Letter Agreement (the "October Waiver Letter Agreement") dated as of October 20, 1998 and a Waiver Letter Agreement dated February 18, 1999 (the "February Waiver Letter Agreement" and, together with the October Waiver Letter Agreement, the "Waiver Letter Agreements") (as further amended hereby and as from time to time further amended, supplemented or modified, the "Credit Agreement"), pursuant to which the Banks agreed to make certain revolving credit, term loan and letter of credit facilities available to the Companies; and
          WHEREAS, pursuant to the October Waiver Letter Agreement (i) the Agent and the Grantors entered into a Security Agreement dated as of October 20, 1998 (the "Security Agreement"), (ii) the Grantors executed and delivered a Guaranty Agreement dated as of October 20, 1998 (the "Guaranty"), and
(iii) Danka Holding executed and delivered a Stock Pledge Agreement Supplement dated as of October 20, 1998 (the "Stock Pledge Agreement Supplement");

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and sufficient consideration, receipt of which is hereby acknowledged, the Danka
Parties and the Banks do hereby agree as follows:

          1. Definitions. Any capitalized terms used herein without definition shall have the meaning set forth in the Credit
Agreement. The term "Waiver Term" is defined in Section 10 hereof.

          2. Effectiveness of Fifth Amendment. As of the date hereof, the Danka Parties anticipate that the DSI Sale (as defined in the Fifth Amendment) will not occur on or before July 15, 1999. As a result thereof, the Danka Parties and the Banks desire to retain certain provisions of the Fifth Amendment and eliminate or modify certain other provisions of the Fifth Amendment. In order to provide a clear statement of the parties' intention, as of the effectiveness of this Sixth Amendment, all of the provisions of the Fifth Amendment shall be terminated and of no further force and effect (except to the extent that an identical provision is included in this Sixth Amendment, which identical provision shall thereupon become the effective provision); provided, however, that nothing contained herein shall adversely affect any actions taken under the Fifth Amendment prior to the effectiveness of this Sixth Amendment, including, without limitation, the payment of any fees pursuant to the first sentence of Section 5 of the Fifth Amendment.

          3. Amendment of Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is amended as follows:

               (a) Section 1.1 is hereby amended by adding the following clause before the period at the end of the definition of "Applicable Margin":

                    "; provided, however, that (1)
               notwithstanding the foregoing, during the Waiver Term (as defined in the Sixth Amendment to Credit Agreement dated as of July 9, 1999 (the "Sixth Amendment")), the Applicable Margin for all Base Rate Loans and Offshore Rate Loans shall be 2.00%, and (2) the Companies shall pay to the Agent for distribution to the Banks, promptly upon calculation by the Agent of the actual Average Outstandings for any period (or portion thereof in existence prior to the repayment in full of all Obligations) referred to on Schedule I attached to the Sixth Amendment (an "Applicable Period") (where the term "Average Outstandings" shall mean the sum of the average daily outstanding principal amounts of all Term Loan Outstandings, Revolving Loan Outstandings and International Swing Line Outstandings during the Applicable Period), a fee (the "Leverage Fee") equal to (A) the actual Average Outstandings for the Applicable Period, times (B) a fraction, the numerator of which is the number of days in the Applicable Period and the denominator of which is 360, times (C) the number of basis points constituting the Leverage Fee as determined by reference to such Schedule I, using the applicable column thereof based on the level of Average Outstandings for the Applicable Period.

                    (b)  Section 2.9(f) is hereby amended as
               follows:

                    (i)   Clause (i) of Section 2.9(f) is
                          amended by deleting the "and" at the
                          end thereof;

                    (ii)  Clause (ii) of Section 2.9 (f) is
                          amended by deleting the period at the
                          end thereof and replacing it with
                          ";and"; and

                    (iii) A new clause (iii) is added after
                          clause (ii) of Section 2.9(f) as
                          follows:

                    "(iii)  Notwithstanding the provisions of
               clauses (i) and (ii) hereof, the Net Proceeds of any sale, transfer or disposition of all or any portion of Omnifax, DSI or International (as each of such terms is defined in the February Waiver Letter Agreement (as defined in the Sixth Amendment)) shall be applied as provided in the February Waiver Letter Agreement, except that any such Net Proceeds shall be applied to reduce the Term Loans Outstanding in inverse order of maturity."

               (c) Clause (ii) of Section 8.3 is hereby amended to delete the phrase "At any time on or after the Effective Date," at the beginning thereof and replace it with the following:

                    "(1)  At any time during the Waiver Term and
               (a) on and after September 30, 1999 and on or prior to December 30, 1999, the Adjusted Consolidated Net Worth (which term, as used in this Section 8.3(ii), shall exclude the impact of the $10,000,000 waiver extension fee provided for in the first sentence of Section 9 of the Sixth Amendment) of Danka PLC and its Subsidiaries to be less than $158,000,000, (b) on and after December 31, 1999 and on or prior to March 30, 2000, the Adjusted Consolidated Net Worth of Danka PLC and its Subsidiaries to be less than $166,000,000, (c) on and after March 31, 2000 and on or prior to June 29, 2000, the Adjusted Consolidated Net Worth of Danka PLC and its Subsidiaries to be less than $172,000,000 and (d) on and after June 30, 2000 and on or prior to July 31, 2000, the Adjusted Consolidated Net Worth of Danka PLC and its Subsidiaries to be less than $184,000,000, and (2) thereafter at any time,".

               (d) Section 8.3 is hereby amended to add new clauses (iv) and (v) after clause (iii) thereof to read as follows:

               "(iv) (A) The cumulative Consolidated EBITDA of Danka PLC and it Subsidiaries (a) for the two fiscal quarter period ending September 30, 1999, to be less than $95,624,000, (b) for the three fiscal quarter period ending December 31, 1999, to be less than $159,265,000, (c) for the four fiscal quarter period ending March 31, 2000, to be less than $226,002,000 and
          (d) for the four fiscal quarter period ending June 30, 2000 and each four fiscal quarter period ending on a September 30, December 31, March 31 or June 30 thereafter, to be less than $253,517,000 and (B) the portion of the cumulative Consolidated EBITDA that is attributable to the division(s) or business unit(s) of the Companies commonly referred to as of the date of the Sixth Amendment as "International" (a) for the two fiscal quarter period ending September 30, 1999, to be less than $9,562,000, (b) for the three fiscal quarter period ending December 31, 1999, to be less than $15,926,000, (c) for the four fiscal quarter period ending March 31, 2000, to be less than $22,600,000 and
          (d) for the four fiscal quarter period ending June 30, 2000 and each four fiscal quarter period ending on a September 30, December 31, March 31 or June 30 thereafter, to be less than $25,352,000; provided, however, that in making the calculation of Consolidated EBITDA for any periods ending on or prior to July 31, 1999, the Consolidated EBITDA attributable to the Omnifax division of Danka Office Imaging Company shall be included.

               (v) The ratio for any period of (A) Consolidated EBITDA for such period, to (b) gross interest expense (excluding the impact of the $10,000,000 waiver extension fee provided for in the first sentence of
          Section 9 of the Sixth Amendment) for such period, in each case of Danka PLC and its Subsidiaries (a) as at September 30, 1999 for the two fiscal quarters then ending to be less than 2.00 to 1.00, (b) as at December 31, 1999 for the three fiscal quarters then ending to be less than 2.00 to 1.00, (c) as at March 31, 2000 for the four fiscal quarters then ending to be less than
          2.00 to 1.00, (d) as at June 30, 2000 for the four fiscal quarters then ending to be less than 2.00 to
          1.00 and (e) as at the end of any fiscal quarter ending on or after September 30, 2000 for the four fiscal quarters then ending to be less than 2.00 to 1.00; provided, however, that in making the calculation of Consolidated EBITDA for any periods ending on or prior to July 31, 1999, the Consolidated EBITDA attributable to the Omnifax division of Danka Office Imaging Company shall be included."

               (e) Section 8.8 is hereby amended as follows:

                    (i)   Clause (b) of Section 8.8 is amended
                          by deleting the word "or" at the end
                          thereof;

                    (ii)  Clause (c) of Section 8.8 is amended
                          by deleting the period at the end
                          thereof and replacing it with ";or";
                          and

                    (iii) A new clause (d) is added after clause
                          (c) of Section 8.8 as follows:

                    "(d)  Such sale, transfer or disposition is
               the sale, transfer or disposition of the assets or equity of any or all of the Omnifax division of Danka Office Imaging Company substantially in accordance with the terms and conditions described on Exhibit A attached to the Sixth Amendment."

          4.   Limitation on Aggregate Amount of Revolving Loan
Outstandings and International Swing Line Outstandings.

          Notwithstanding any limitation on the amount of Revolving Loan Outstandings or International Swing Line Outstandings contained in the February Waiver Letter Agreement (including, without limitation, Section 7 thereof), the Fourth Amendment (including, without limitation, Section 4 thereof) or the Fifth Amendment (including, without limitation, Section 3 thereof) (a) the Companies shall be permitted to request and receive (subject to the satisfaction of any applicable condition precedent therefor) Revolving Loans from the Banks in an aggregate amount such that the aggregate Dollar Equivalent Amount of the principal of all Revolving Loan Outstandings after giving effect to such borrowing shall not exceed the combined Revolving Commitments of the Banks (minus the Currency Hedge Utilization), all on the terms and conditions provided in the Credit Agreement, and (b) the International Swing Line Borrowers shall be permitted to request and receive (subject to the satisfaction of any applicable condition precedent therefor) International Swing Line Loans from the International Swing Line Banks in an aggregate amount such that the aggregate Dollar Equivalent Amount of the principal of all International Swing Line Outstandings after giving effect to such borrowing shall not exceed the combined International Swing Line Commitments of the International Swing Line Banks, all on the terms and conditions provided in the International Swing Line Agreements.

          5. Amendment of February Waiver Letter Agreement. Subject to the terms and conditions set forth herein, Section 9 of the February Waiver Letter Agreement is hereby amended by adding the phrase "with respect to any Net Proceeds received on or before October 31, 1999," immediately before the phrase "60% of the first $200,000,000 of Net Proceeds, 80% of the next $200,000,000 of Net Proceeds and 90% of any additional Net Proceeds", and adding the following phrase immediately thereafter: ", and with respect to any Net Proceeds received after October 31, 1999, 80% of the amount of Net Proceeds so received after October 31, 1999 up to the excess of (a) $400,000,000 over (b) the aggregate amount of Net Proceeds which was received on or before October 31, 1999 and 90% of any additional Net Proceeds so received after October 31, 1999".

          6. DSI Sale. The Danka Parties hereby agree to use their best efforts to close a sale (the "DSI Sale") of the assets or equity of the division(s) or business unit(s) of the Companies commonly referred to as of the date hereof as "DSI" at a price not less than their fair market value and on commercially reasonable sales terms (it being understood that, as provided in the Credit Agreement, the DSI Sale will require the prior written consent of the Majority Banks).

          7.   DigiSource Financing.

               (a) Notwithstanding any provision to the contrary in the Loan Documents, including, without limitation, Section 8.2, Section 8.10 and Section 8.13 of the Credit Agreement and
Section 14 of the February Waiver Letter Agreement, the Companies may (i) incur additional Indebtedness in an aggregate principal amount not in excess of $40,000,000 at any one time outstanding to finance on commercially reasonable terms the purchase, marketing, sale and holding in inventory (but not the development) of that product commonly referred to as the "Kodak DigiSource 9110" or any substantially similar digital high volume product (whether manufactured by the same or a different company), and all related components, parts, accessories, consumables and supplies (the "DigiSource Products"), (ii) grant or create, or provide for the granting, imposition or retention of, a Lien on any DigiSource Products and any proceeds of the sale or other disposition thereof in favor of the seller, distributor or any third party financing entity, in each case providing the financing referred to in clause (i) above, or any successor or assign thereof (collectively, the "DigiSource Secured Party"), (iii) enter into an agreement not to permit any Lien on the DigiSource Products in favor of any other Person, including any of the Banks, and (iv) execute, deliver or file financing statements with respect to the DigiSource Products to perfect, or otherwise perfect, any Lien in favor of any DigiSource Secured Party.

          (b) The Companies hereby agree that they will deliver to the Agent by facsimile transmission no less frequently than once a week, a certificate with respect to any Indebtedness or Lien incurred or created as permitted by clause (a) above, which certificate shall:

               (i)  specify the dollar amount of such
Indebtedness outstanding as of the date of such certificate;

               (ii) provide each serial number (in the case of DigiSource Products having serial numbers) and such other information requested by the Agent sufficient to identify (in the case of all other DigiSource Products) each applicable DigiSource
Product;

                    (iii) indicate the location of each
applicable DigiSource Product as of the date of the certificate;
and

                    (iv)  have attached thereto a copy of any
uniform commercial code financing statement which has been filed with respect to such Indebtedness or Lien.

               (c) The Banks agree that no Lien in favor of the Secured Parties under (and as defined in) the Security Agreement or other Loan Documents shall attach to or otherwise encumber the DigiSource Products financed as described in clause (a) above or the proceeds thereof and the Agent, on behalf of the Secured Parties, shall execute and deliver any document, agreement or other instrument and provide any acknowledgment reasonably requested by the Companies or the DigiSource Secured Party to provide assurances that the Secured Parties have or assert no such Lien.

               (d) The Companies agree that any Lien granted to the DigiSource Secured Party shall extend only to the DigiSource Products being financed by such DigiSource Secured Party and any proceeds thereof and not to any other assets of the Companies.

          8.   Acknowledgment; Release.

               (a) The Companies and the Grantors acknowledge that they have no existing defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of any of their respective liability to pay the full indebtedness outstanding under the terms of the Credit Agreement and any other documents which evidence, guaranty or secure the Obligations.
The Companies and the Grantors hereby release and forever discharge the Agent, the International Swing Line Banks, the Banks and all of their officers, directors, employees, attorneys, consultants and agents from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, known or unknown, whether matured or unmatured, absolute or contingent.

               (b)  The International Swing Line Borrowers
acknowledge that they have no existing defense, counterclaim, offset, cross-complaint, claim or demand or any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of their respective liability to pay the full indebtedness owed by any of them under the terms of the International Swing Line Agreement or any separate facility which has been made available to any of them by any International Swing Line Bank or a Designated Local Lender (as defined in the International Swing Line Agreement) and any agreements related thereto. The International Swing Line Borrowers hereby release and forever discharge the Agent, the International Swing Line Banks and the Designated Local Lenders (as defined in the International Swing Line Agreement) and all of their officers, directors, employees, attorneys, consultants and agents from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, known or unknown, whether matured or unmatured, absolute or contingent.

          9. Waiver Extension Fees; Expenses. Upon the effectiveness of this Sixth Amendment, the Banks shall have fully earned and become entitled to receive a waiver extension fee in an aggregate amount equal to $10,000,000, such fee to be paid by the Danka Parties to the Agent for distribution to the Banks on the earliest of (a) July 31, 2000, (b) the date on which the Companies shall have paid all Obligations in full and shall have terminated all Revolving Loan Commitments and Term Loan Commitments of the Banks and all International Swing Line Commitments of the International Swing Line Banks, and (c) the date of the closing of the DSI Sale. In addition, in the event that at any of the following dates the Companies shall not have paid all Obligations in full and terminated all Revolving Loan Commitments and Term Loan Commitments of the Banks and all International Swing Line Commitments of the International Swing Line Banks, the Danka Parties shall pay to the Agent for distribution to the Banks a waiver extension fee calculated as follows: (i) on October 31, 1999, equal to 1/4% of the Banks' aggregate Commitments and International Swing Line Commitments then in effect, (ii) on December 31, 1999, equal to 1/2% of the Banks' aggregate Commitments and International Swing Line Commitments then in effect and (iii) on March 31, 2000, equal to 1% of the Banks' aggregate Commitments and International Swing Line Commitments then in effect. The Danka Parties shall pay to ABN AMRO Bank N.V., on the effectiveness of this Sixth Amendment, a facility fee in the amount of $50,000 for the period August 1, 1999 through July 31, 2000 in lieu of the fee provided in Section
2.9 of the International Swing Line Agreement. The Danka Parties agree promptly to pay or reimburse the members of the Steering Committee of Banks for such members' reasonable expenses (including the reasonable fees and expenses of outside counsel for each member of the Steering Committee) incurred in connection with the Credit Agreement and the other Loan Documents.

          10. Effectiveness; Extension of Waiver. This Sixth Amendment shall become effective as of July 9, 1999 upon (a) receipt by the Agent of an executed copy of this Sixth Amendment (which may be signed in counterparts and may be received by facsimile transmission) signed by the Danka Parties and the Majority Banks and (b) receipt by the Danka Parties (with a copy to the Agent) of a duly executed waiver effective for the entire Waiver Term, (i) of all violations of the financial covenants incorporated into the tax retention operating lease documents to which certain of the Danka Parties are party, (ii) granting all consents to the sale of the Omnifax division of Danka Office Imaging Company referred to in Section 8.8(d) of the Credit Agreement required to be obtained from the parties to such lease documents, and (iii) waiving any required principal payments under such lease documents during the Waiver Term (other than certain cash collateralization payments required by such lease documents upon the aforesaid sale of the Omnifax division or the DSI Sale or upon any other sale of assets by the Danka Parties (including, without limitation, any sale of collateral securing obligations under such lease documents), and other than any payments required by such lease documents on or after the date on which the Companies shall have paid all Obligations in full and shall have terminated all Revolving Loan Commitments and Term Loan Commitments of the Banks and all International Swing Line Commitments of the International Swing Line Banks). The waiver of the enforcement of the financial covenants contained in
Section 8.3 of the Credit Agreement, as provided in the Waiver Letter Agreements, shall continue in effect throughout the Waiver Term; provided, however, that, notwithstanding the foregoing such waiver shall not impair the effectiveness of the provisions of this Sixth Amendment, including, without limitation, Section 3(c) and (d) hereof, and the provisions of Section 8.3 of the Credit Agreement modified or added hereby shall, as so modified or added, be in full force and effect during the Waiver Term (and the provisions of Section 7.1(c) of the Credit Agreement shall be applicable thereto). The "Waiver Term" shall be the period commencing upon the effectiveness of this Sixth Amendment and ending on July 31, 2000. The provisions of Sections 8 and 12 of the February Waiver Letter Agreement shall continue in effect during the Waiver Term as if the phrase "Waiver Period" used therein was replaced with the phrase "Waiver Term" as defined herein.

          11. Entire Agreement. This Sixth Amendment sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter.

          12. Deemed Amendment of Other Loan Documents; Full Force and Effect. To the extent necessary to give effect to the provisions hereof, the International Swing Line Agreement and Security Agreement shall be deemed amended and supplemented by the terms hereof. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

          13. Counterparts. This Sixth Amendment may be executed in any number of counterparts (including, without limitation, counterparts sent by facsimile transmission), each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

          14. Governing Law. This Sixth Amendment shall in all respects be governed by the laws and judicial decisions of the State of Florida.

          15. Enforceability. Should any one or more of the provisions of this Sixth Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

          16. Authorization. This Sixth Amendment (including the provisions of Exhibit A and Schedule I hereto) has been duly authorized, executed and delivered by the parties hereto and constitutes a legal, valid and binding obligation of the parties hereto, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

WITNESS:               DANKA BUSINESS SYSTEMS PLC

                       By:_____________________________________
                       Name:___________________________________
                       Title:__________________________________


                       DANKA HOLDING COMPANY

                       By:_____________________________________
                       Name:___________________________________
                       Title:__________________________________


                       DANKALUX SARL & CO. SCA
                       BY: DANKALUX SARL, COMMANDITE

                       By:_____________________________________
                       Name:___________________________________
                       Title:__________________________________


                       AMERICAN BUSINESS CREDIT CORPORATION
                       AMERITREND CORPORATION
                       CORPORATE CONSULTING GROUP, INC.
                       D.I. INVESTMENT MANAGEMENT, INC.
                       DANKA IMAGING DISTRIBUTION, INC.
                       DANKA MANAGEMENT COMPANY, INC.
                       DANKA OFFICE IMAGING COMPANY
                       DYNAMIC BUSINESS SYSTEMS, INC.
                       HERMAN ENTERPRISES, INC. OF SOUTH FLORIDA

                       By:_____________________________________
                       Name:___________________________________
                       Title:__________________________________


                       QUALITY BUSINESS, INC.

                       By:_____________________________________
                       Name:___________________________________
                       Title:__________________________________


                       INTERNATIONAL SWINGLINE BORROWERS

                       DANKA CHILE COMERCIAL LTDA
                       DANKA DO BRASIL LIMITADA
                       DANKA MEXICANA S DE RL DE CV
                       DANKA DE PANAMA S.A.
                       DANKA DE COLOMBIA
                       PUERTO RICO DANKA INC.
                       DANKA DE VENEZUELA S.A.
                       DANKA AUSTRALIA PTY LIMITED &
                       DANKA NEW ZEALAND LIMITED
                       DANKA OFFICE IMAGING (JAPAN)
                       DANKA PHILIPPINES INC.
                       DANKA FRANCE S.A.R.L.
                       DANKA FRANCE SA
                       DANKA OFFICE PRODUCTS B.V.
                       DANKA OFFICE IMAGING GMBH,
                         DANKA DEUTSCHLAND GMBH,
                         DANKA DISTRIBUTION GMBH,
                         DANKA DEUTSCHLAND HOLDING GMBH
                       DANKA OFFICE PRODUCTS B.V.
                       DANKA ITALIA S.P.A., BASSILLICHI INFOTEC
                         S.P.A., DANKA S.P.A. & DANKA OFFICE
                         IMAGING S.P.A.
                       DANKA HOLDINGS BV, DANKA EUROPE BV,
                         DANKA DISTRIBUTION BV (FKA INFOTEC
                         EUROPE BV), INFOTEC NEDERLAND BV,
                         DANKA GROUP BV, DANKA SERVICES
                         INTERNATIONAL BV, DANKA OFFICE
                         PRODUCTS BV, INFOTEC PARTICIPATIE BV,
                         AND DANKA NEDERLAND BV
                       DANKA OFFICE PRODUCTS BV
                       DANKA BUSINESS SYSTEMS PLC,
                         DANKALUX SARL & CO. SCA &
                         DANKA HOLDING COMPANY


                       By:_____________________________
                          Name:  F. Mark Wolfinger
                           Title:    Director

                       BANK OF AMERICA, NATIONAL ASSOCIATION.
                       (formerly known as NationsBank, N.A.), as Agent and Issuing Bank

                       By:____________________________________
                       Name:__________________________________
                       Title:_________________________________


                       BANK OF AMERICA, NATIONAL ASSOCIATION
                       (formerly known as NationsBank, N.A.), as a Bank (Trade)

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________



                       BANK OF AMERICA, NATIONAL ASSOCIATION
                       (formerly known as NationsBank, N.A.), as a Bank

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________


                       BANK OF AMERICA NATIONAL TRUST AND
                       SAVINGS ASSOCIATION, as International
                       Swing Line Bank

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________


                       BANK OF AMERICA NATIONAL TRUST AND
                       SAVINGS ASSOCIATION, as a Bank

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________


                       THE BANK OF NOVA SCOTIA

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________


                       THE BANK OF NEW YORK

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________


                       CREDIT LYONNAIS NEW YORK BRANCH

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________


                       CIBC, INC.

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________


                       PNC BANK, KENTUCKY, INC.

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________


                       FIRST UNION NATIONAL BANK

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________


                       SUN TRUST BANK, TAMPA BAY

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________


                       THE FUJI BANK AND TRUST COMPANY

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________


                       ABN AMRO BANK N.V.

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________


                       PARIBAS

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________



                       DEUTSCHE BANK AG
                       New York Branch and/or Cayman Island
                       Branch

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________


                       HIBERNIA NATIONAL BANK

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________


                       SAN PAOLO IMI SPA

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________


                       LLOYDS BANK PLC

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________


                       THE SUMITOMO BANK, LIMITED

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________


                       BANCA COMMERCIALE ITALIANA
                       New York Branch

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________



                       AMSOUTH BANK OF FLORIDA

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________

                       THE BANK OF TOKYO-MITSUBISHI, LTD.,
                       NEW YORK BRANCH

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________


                       BANKERS TRUST COMPANY

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________


                       THE DAI-ICHI KANGYO BANK, LIMITED

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________


                       NATIONAL AUSTRALIA BANK LIMITED
                       ACN 004044937

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________


                       SANWA BANK LIMITED

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________


                       THE TOKAI BANK LIMITED, NEW YORK BRANCH

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________


                       WACHOVIA BANK OF GEORGIA, N.A.

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________


                       NATIONAL WESTMINSTER BANK PLC

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________


                       BANCA NAZIONALE DEL LAVORO S.p.A. -
                       LONDON BRANCH

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________


                       CREDIT AGRICOLE INDOSUEZ

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________


                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________


                       STATE STREET BANK AND TRUST COMPANY

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________



                       THE CHASE MANHATTAN BANK

                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________


                       LAZARD BROTHERS & CO., LIMITED

                       By:_____________________________________
                       Name:___________________________________
                       Title:__________________________________


                       SOUTHTRUST BANK, N.A.

                       By:_____________________________________
                       Name:___________________________________
                       Title:__________________________________

                           SCHEDULE I

                          LEVERAGE FEE

             Period
        (Dates Inclusive)                 LEVERAGE FEE (in bps)

                            Average Outstandings   Average Outstandings
                            >= $650MM              < $650MM

07/01/99 through 09/30/99             25                 0

10/01/99 through 12/31/99             75                25

01/01/00 through 03/31/00            125                50

04/01/00 through 07/31/00            150                75